Exhibit 99.1

IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR CLARK COUNTY

RONALD D. SLOAN; ROBIN SCHWARZ; GARY COLLINS; JILL BROWN; LARK TERRELL; NANCY HERBOLD; DANIEL R. SLOAN; BETTY ANN SLOAN; PEARL KIRK; JAMES BOAN; N O WAIT; LARRY ORWICK; PATRICIA LA SALLE; BRIAN WOLFE; STUART R. CAMERON; ROBERT WEBSTER; HUGO BONDI; JOAN BRATSETH; P A BRATSETH; DEREK MILANI; DEAN RACHEY; SAM BROUNSTEIN; SANDRA JANSEN; BRIAN JANSEN; RHONDA KIM NICHOLS; SCOTT NICHOLS; CARMEN ADAIR; KRISTA SCHOFIELD; MARK BRATSETH; ROSE TRUST 11; CLIFF OLSON; DON COLLINS; ROYCE NORDSTROM; NATALIE MAYZEL; DAVID JESSKE; THORNTON D. BARNES; JAMES HASON; SANDRA HASON; EDDIE GUILLET; RYAN GUILLET;

ON BEHALF OF CAN-CAL RESOURCES, LTD.,

Plaintiffs,

vs.

CAN-CAL RESOURCES, LTD., a Nevada corporation; WILLIAM J. HOGAN; THOMPSON MACDONALD; RONALD SCHINNOUR; MICHAEL HOGAN; CANDEO LAVA PRODUCTS, INC. a Canadian Corporation, and FUTUREWORTH CAPITAL CORP., a Canadian Corporation,

Defendants.

Case No.: A-14-701465-B Dept. No.: XI SUMMARY NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

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TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF THE COMMON STOCK OF CAN-CAL RESOURCES, LTD. AS OF March 15, 2018 WHO CONTINUE TO HOLD SUCH SHARES

THIS SUMMARY NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE LITIGATION PENDING IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA IN AND FOR CLARK COUNTY (THE "DERIVATIVE ACTION")

YOU ARE HEREBY NOTIFIED that the Parties have entered into a proposed settlement to resolve the issues raised in the Derivative Action (the "Settlement").

If you are a Can-Cal shareholder, your rights to pursue certain derivative claims on behalf of Can-Cal may be affected by this Settlement. This Summary Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action, but is merely to advise you of the pendency and proposed settlement of the Derivative Action. In consideration for the settlement, Can-Cal has agreed to adopt significant corporate governance reforms and enter into a Second Amended Material Supply Agreement ("Second Amended MSA") with Candeo Lava Products, Inc. ("Candeo").

PLEASE BE FURTHER ADVISED that, pursuant to an Order of the Eighth Judicial District Court of the State of Nevada in and for Clark County, a hearing will be held before the Honorable Elizabeth Goff Gonzalez on July 9, 2018 at 8:30 a.m. in Department 11 of the Eighth Judicial District Court of the State of Nevada in and for Clark County, located at the Regional Justice Center, 200 Lewis Avenue, Las Vegas, NV 89155. At the Settlement Hearing, the Court will consider whether to grant final approval of the settlement and plaintiffs' attorneys' fees and expenses and certain stock awards to Plaintiffs' Counsel ("Stock Awards"). The Court may adjourn the Settlement Hearing without further notice to Can-Cal shareholders.

This is a summary notice only. The Stipulation and Agreement of Settlement and the detailed Notice of Proposed Settlement and Settlement Hearing ("Notice"), describing the Derivative Action, the proposed Settlement, and the rights of Can-Cal shareholders with regard to the settlement, has been filed with the Court and is available for viewing on Defendants' Counsels' websites (www.hollandandhart.com and www.joneslovelock.com), or on Plaintiffs' Counsel's website (www.sklarlaw.com/notices/Can-Cal).

If you wish to obtain additional information about the claims asserted in the Derivative Action and the terms of the proposed Settlement, or a copy of the Stipulation, please contact counsel for Plaintiffs in the Derivative Action:

Stephen R. Hackett, Esq.	William R. Fishman, Esq.
SKLAR WILLIAMS PLLC	2000 S. Colorado Blvd.
410 S. Rampart Blvd., Ste. 350 Tower 1, Ste. 900
Las Vegas, NV 89145	Denver, CO 80222

Counsel for Plaintiffs	Counsel for Plaintiffs

Any objections to the proposed Settlement or Plaintiffs' Counsels' application for attorneys' fees and reimbursement of expenses, or the Plaintiffs' Counsels' request for the Stock Awards, must be filed with the Clerk of the Court, Eighth Judicial District Court for the State of Nevada in and for Clark County, Regional Justice Center, 200 Lewis Avenue, Las Vegas, NV 89155, by June 25, 2018 and simultaneously served (either by hand delivery or by first class mail) on Plaintiffs' Counsel and counsel for Defendants, in accordance with the procedures set forth in the Notice and at the addresses set forth in the Notice. Unless the Court otherwise directs, you shall not be entitled to object to the approval of the settlement, to plaintiffs' attorneys' fees and expenses and the Stock Awards, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in the Notice.

If you fail to object in the manner and within the time prescribed in the Notice you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE REGARDING THIS SUMMARY NOTICE.

Dated: April 2, 2018	BY ORDER OF THE EIGHTH JUDICIAL
DISTRICT COURT OF THE STATE OF
NEVADA IN AND FOR CLARK COUNTY

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